As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-269065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Codere Online Luxembourg, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Grand Duchy of Luxembourg	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 rue Robert Stümper

L-2557 Luxembourg,

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B255798

+34 91354 28 19

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, NY 10005

(212) 894-8940

(Name, address and telephone number of agent for service)

Copies of all correspondence to:

Raffael Fiumara, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400 | Miami, FL 33131

(305) 579-0500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-269065) of Codere Online Luxembourg, S.A. (the “Company”) originally filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2022 (the “Registration Statement”), which registered 38,606,500 Ordinary Shares (as defined in the Registration Statement) and 148,000 Parent Warrants (as defined in the Registration Statement) (collectively, the “Securities”).

The Company is filing this Post-Effective Amendment No. 1 to withdraw and remove from registration all the unissued and unsold shares of the Securities under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Grand Duchy of Luxembourg on April 23, 2025.

Codere Online Luxembourg, S.A.

By:	/s/ Aviv Sher
	Name:	Aviv Sher
	Title:	Chief Executive Officer

By:	/s/ Oscar Iglesias
	Name:	Oscar Iglesias
	Title:	Chief Financial Officer

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